UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2014 (October 23, 2014)
Education Management Corporation
(Exact name of registrant as specified in charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)
(Commission File Number) 001-34466    (IRS Employer Identification No.) 25-1119571
(Address of principal executive offices)
210 Sixth Avenue
Pittsburgh, Pennsylvania, 15222
(Registrant’s telephone number, including area code) (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 23, 2014, Education Management Corporation (the “Company”) notified The NASDAQ Global Select Market (“Nasdaq”) of its intention to file a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the “SEC”) on or about November 3, 2014. The purpose of the Form 25 filing is to effect the delisting from Nasdaq of the Company’s outstanding common shares, par value $0.01 per share (the “Shares”), and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the Form 25 filing will become effective on November 13, 2014. Upon the effectiveness of the Form 25 filing, the Company and certain of its subsidiaires also intend to file, on or about November 24, 2014, a Form 15 with the SEC to suspend the duty of the Company and such subsidiaries to file reports under Sections 13(a) and 15(d) of the Exchange Act.

Concurrently with the delivery of the notification to Nasdaq, the Company issued a press release regarding its intention to voluntarily delist and deregister the Shares, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press release, dated October 23, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 23, 2014
Education Management Corporation
By:    _/s/ J. Devitt Kramer_____________________
Name: J. Devitt Kramer
Title: Senior Vice President, General Counsel               and Secretary